THE BEAR STEARNS COMPANIES INC.
                                 IncomeNotes(SM)
            With Maturities of Nine Months or More from Date of Issue

Registration No. 333-109793
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 54
(To Prospectus dated November 17, 2003,
and Prospectus Supplement dated November 17, 2003)
Trade Date: January 10, 2005
Issue Date: January 13, 2005
The date of this Pricing Supplement is January 10, 2005

Fixed Rate Notes

-------------------------------------------------------------------------------------------------------------------------
    CUSIP#              Interest Rate             Maturity   Price to   Discounts &  Reallowance    Dealer    Interest
                                                    Date      Public    Commissions                            Payment
                                                                                                              Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EGU5                 5.60%                1/15/2030    100.00%      2.50%        0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------
                                            Subject to Redemption
                                            ---------------------
--------------------------------------------------------------------------------------------------------------------------
First Interest      First     Survivor's    Yes/No    Date and Terms of Redemption     Aggregate    Net Proceeds
 Payment Date     Interest      Option                                                Principal
                   Payment                                                              Amount
                   Amount
--------------------------------------------------------------------------------------------------------------------------
   7/15/2005       $28.31        Yes         Yes   Commencing  on 1/15/2010 and       $2,528,000     $2,464,800
                                                   on the 15th of each month
                                                   thereafter until Maturity,
                                                   the Notes may be called in
                                                   whole at par at the option of
                                                   the Company on ten calendar
                                                   days notice.
--------------------------------------------------------------------------------------------------------------------------

                                                    ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.